Exhibit 99.5

Viasystems/DDi Merger

Email / Letter to All Employees

SUBJECT LINE: Viasystems agrees to acquire DDi

Colleagues,

As part of our goal to make Viasystems one of the world’s most successful PCB and E-M Solutions companies, we have some exciting news to share and wanted you to be among the first to know.

Moments ago, we announced a definitive agreement to acquire DDi Corp., a publicly-traded (NASDAQ: DDIC) North American leader in quick-turn and complex printed circuit board (“PCB”) engineering and manufacturing services, based in California.

Big news always creates a little apprehension – and I want you to know that we entered into this agreement with your interests in mind. These are complementary companies – and together, Viasystems and DDi create a world-class company. I’d like to share some of the ways the proposed acquisition will give us a more comprehensive industry foothold and why we are confident this move will be good for our business:

Based on the results for the twelve months ended December 31, 2011 for Viasystems and for DDi, on a pro forma basis, the combined company had approximately $1.3 billion of revenue with approximately 15,650 employees located primarily in Asia and North America. As measured by revenue, the combined company would result in one of the largest publicly traded PCB manufacturers in the United States. Additionally, it also makes us one of the top-10 manufacturers in our $50 billion industry. The company will continue to be headquartered right here in St. Louis, Missouri and I will remain as CEO.

Both Viasystems and DDi have well defined, yet complementary, core competencies that will enable the combined organization to provide customers with a unique and complete spectrum of services and technology for quick turn, prototyping and volume PCB manufacturing in Asia and North America.

Several of the benefits of the transaction are listed below:

•	The combination diversifies Viasystems’ end-markets, geographic concentration and expands its customer base

•	DDi’s facilities will enhance Viasystems’ ability to offer its customers complex PCB production in the U.S. and in Asia, including quick-turn and prototyping capabilities

•

DDi’s strong and growing presence in the military and aerospace market combined with Viasystems’ technical and engineering staff will enable the combined Company to capitalize on this strategically important market

•	Viasystems provides DDi’s customers with expanded scale of Asian-based high-volume offerings.

•

The combination will benefit from complementary technologies, a strong combined management team and a shared focus on reliability and quality, resulting in a stronger company that is more competitive in the marketplace

What happens next? The acquisition needs to be approved by DDi shareholders. We anticipate it will be completed in late Q2 / early Q3 2012.

Today, we will gather for an all-employee audio webcast where we will share additional details. You are encouraged to join the live audio webcast at http://investor.viasystems.com/eventdetail.cfm?eventid=111720. The live conference call will be available also by telephone by dialing 877-810-3352 (toll-free) for domestic callers or 914-495-8553 for international callers.

A telephonic replay of the conference call will be available for one week at 855-859-2056 or 404-537-3406. Replay listeners should enter the conference ID 68583891.

Further, an Intranet site has been established at http://viasystems-announcement.viasystems.pri and will serve as our main source of information throughout the acquisition. We’ll do our best to address your questions and concerns on the call today and on the Intranet site – and your supervisor is always available to provide answers as well.

For now, it’s business as usual. Stay focused on our customers and we’ll continue to deliver the world-class products upon which our reputation has been built.

On behalf of the entire Viasystems management team, I thank you for your commitment. You have helped make us the successful company we are today and I look forward to our future.

David Sindelar

Chief Executive Officer

Viasystems Group, Inc.

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and DDi separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and DDi regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Viasystems nor DDi undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on February 15, 2012, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of DDi for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

DDi Corp. intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Viasystems Group, Inc.. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by contacting DDi by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by telephone at (714) 688-7200.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012 and in its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents can be obtained free of charge by visiting the SEC’s web site at www.sec.gov, by mailing Viasystems at 101 South Hanley Road, St. Louis, MO 63105, Attention: Investor Relations Department or by visiting Viasystems’ corporate web site at www.Viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s annual meeting website atwww.ddiglobal.com/annualmeeting. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

U.S. Internal Revenue Service (IRS) Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.